UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  September 3, 2013

Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 218-1450

850 Third Avenue, Suite 1801 New York, New York 10022
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2013, Alliqua, Inc. (the “Company”) announced the appointment of Brian M. Posner as chief financial officer of the Company, effective immediately.

Mr. Posner, age 51, is a strategic and financial leader with more than 25 years of diversified management experience, at both public and private companies.  Most recently, he served as chief financial officer of Ocean Power Technologies, Inc., a publicly-traded renewable energy company specializing in wave power technology, from June 2010 to August 2013.  Prior to that, he served as chief financial officer of Power Medical Interventions, Inc., a publicly-traded medical device company, from January 2009 until its sale to Covidien plc in September 2009. From June 1999 to December 2008, Mr. Posner served in a series of positions of increasing responsibility with Pharmacopeia, Inc., a clinical development stage biopharmaceutical company, culminating in his service as executive vice president and chief financial officer from May 2006 to December 2008.  Mr. Posner also worked at Phytomedics, Inc., and as regional chief financial officer of Omnicare, Inc.  Mr. Posner is a Certified Public Accountant and earned an MBA in Managerial Accounting from Pace University's Lubin School of Business and a BA in Accounting from Queens College.

In connection with his appointment, pursuant to an offer letter (the “Offer Letter”), the Company has agreed to pay Mr. Posner an annual salary of $240,000, an annual bonus of up to 60% of his prorated annual base salary based on the achievement of mutually agreed upon objectives (either in equity or cash, to be determined), a monthly stipend of $700 to cover auto expenses, and medical, dental, 401(k), group life and long-term disability benefits.  On September 3, 2013, the Company also granted Mr. Posner nonqualified stock options to purchase 8,100,000 shares of common stock as follows: (i) 2,700,000 shares at an exercise price of $0.10 per share, which vested immediately; (ii) 2,700,000 shares at an exercise price of $0.15 per share, which will vest upon the one year anniversary of employment; and (iii) 2,700,000 shares at an exercise price of $0.20 per share, which will vest upon the two year anniversary of employment. The options have a term of ten years.

Concurrently with the appointment of Mr. Posner, Steven Berger resigned as chief financial officer, secretary and treasurer of the Company.  Mr. Berger will remain with the Company through the end of 2013 as vice president of operations to help ensure a smooth transition, in accordance with a Transition Agreement and Release dated September 3, 2013 between Mr. Berger and the Company.  Pursuant to the Transition Agreement and Release, on September 3, 2013, the Company granted Mr. Berger an award of nonqualified stock options to purchase 5,000,000 shares of common stock at an exercise price of $0.10, which vested immediately upon the execution of a release by Mr. Berger on such date.  The options have a term of three years.  In addition, options held by Mr. Berger under the following grants shall remain outstanding and exercisable: (i) that certain incentive stock option granted December 9, 2010 with respect to 1,000,000 shares of the Company’s common stock granted pursuant to the HepaLife Technologies, Inc. 2001 Incentive Stock Option Plan; (ii)  that certain nonqualified stock option agreement dated May 12, 2012 with respect to 1,000,000 shares of the Company’s common stock granted pursuant to the Alliqua, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”); and (iii) that certain nonqualified stock option granted November 27, 2012 with respect to 500,000 shares of the Company’s common stock granted pursuant to the 2011 Plan.  The Company has also agreed to pay Mr. Berger $600 per month during 2014.

The foregoing summaries are not complete, and are qualified in their entirety by reference to the full text of the Offer Letter, Nonqualified Stock Option Agreement related to Mr. Posner’s option award, Transition Agreement and Release and Nonqualified Stock Option Agreement related to Mr. Berger’s option award that are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and incorporated herein by reference. Readers should review such agreements for a more complete understanding of their terms and conditions.

Item 8.01 Other Events.

On September 3, 2013, the Company issued a press release announcing the appointment of Mr. Posner as chief financial officer of the Company and the resignation of Mr. Berger.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated July 19, 2013
10.2	Nonqualified Stock Option Agreement, dated September 3, 2013, between Brian Posner and Alliqua, Inc.
10.3	Transition Agreement and Release, dated September 3, 2013, between Steven Berger and Alliqua, Inc.
10.4	Nonqualified Stock Option Agreement, dated September 3, 2013, between Steven Berger and Alliqua, Inc.
99.1	Press Release of Alliqua, Inc., dated September 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: September 9, 2013	By:	/s/ David I. Johnson
Name: David I. Johnson
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter, dated July 19, 2013
10.2	Nonqualified Stock Option Agreement, dated September 3, 2013, between Brian Posner and Alliqua, Inc.
10.3	Transition Agreement and Release, dated September 3, 2013, between Steven Berger and Alliqua, Inc.
10.4	Nonqualified Stock Option Agreement, dated September 3, 2013, between Steven Berger and Alliqua, Inc.
99.1	Press Release of Alliqua, Inc., dated September 3, 2013